 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 7, 2023 (September 1, 2023)

Appian Corporation
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38098	54-1956084
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7950 Jones Branch Drive McLean, VA		22102
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (703) 442-8844

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock	APPN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 1, 2023, Appian Corporation (“Appian”) bound a $500.0 million judgment preservation insurance policy (“the Policy”) in connection with its $2.1 billion judgment against Pegasystems Inc. (NASDAQ: PEGA) for willful and malicious trade secret misappropriation. The Policy, priced at an aggregate premium of 9.8% of the $500.0 million insurance limit, provides that if the final judgment against Pegasystems after all appeals are exhausted (the “Enforceable Judgment”) is reduced below $500.0 million, Appian will receive a payment for the difference between such Enforceable Judgment and $500.0 million.

A large syndicate of highly rated insurers are participating in the Policy, which was oversubscribed. Appian did not seek to insure the entire judgment.

“We are pleased to have obtained judgment preservation insurance with respect to the $2.1 billion Pega judgment for willful and malicious trade secret appropriation,” said Matt Calkins, Founder and CEO of Appian. “It secures a significant floor amount of recovery for Appian’s shareholders.”

“Pegasystems and its management have publicly been optimistic about their chances on appeal and a court recently ruled that Pegasystems and its founder Alan Trefler can be sued by Pegasystems shareholders, in part, for their statements about the merits of Appian’s case,” said Christopher Winters, General Counsel of Appian. “We believe that the jury’s verdict and the court’s legal rulings are supported by what the judge called ‘overwhelming’ evidence and sound legal reasoning and that the full $2.1 billion judgment should be upheld on appeal.”

Under the terms of the Policy, Appian bears the risk if Pegasystems is unable to pay a judgment in excess of $500.0 million from their existing assets and capital. Pegasystems has alleged that it “...has the financial strength to pay a judgment if it ever becomes necessary.”

Appian has remitted a one-time payment of $57.3 million to cover the premium on the Policy, applicable taxes, and an insurance brokerage fee. The payment was made from available cash on hand. The Policy requires no further payment from Appian.

The foregoing description of the Policy is qualified in its entirety by reference to the full text of the Policy, a redacted copy of which will be filed as an exhibit to Appian’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2023, incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Appian Corporation

Date: September 7, 2023	By:	/s/ Mark Matheos
Mark Matheos
Chief Financial Officer